Registration No. 333-17397

      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1997
      ---------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           __________________________
                           SYMETRICS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

              Florida                                     59-0954868
------------------------------------             ------------------------------
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                   Identification Number)

                                                    Dudley E. Garner, Jr.,
                                                           President
       1615 West Nasa Blvd.                       Symetrics Industries, Inc.
     Melbourne, Florida 32901                        1615 West Nasa Blvd.
          (407) 254-1500                           Melbourne, Florida 32901
                                                        (407) 254-1500
------------------------------------             ------------------------------
(Address,  including zip code,  and              (Name,   address,   including
telephone  number,  including  area              zip   code,   and   telephone
code,  of  registrant's   principal              number,  including area code,
executive offices)                               of agent for service)

                        Copy to: Suzan A. Abramson, Esq.
                           Grocock, Loftis & Abramson
                             126 E. Jefferson Street
                             Orlando, Florida 32801
                                 (407) 422-0300
                          -----------------------------
      Approximate date of commencement of proposed sale to public: from time to time after the effective date of this Registration Statement, as determined by the Selling Shareholders.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.                                                                     [ ]
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.                    [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.                  [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                   [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                          [ ]

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
 Title of each                   Proposed     Proposed maximum
   class of      Amount to be     maximum         aggregate       Amount of
 securities to    registered  offering price   offering price  registration fee
 be registered                   per share
--------------------------------------------------------------------------------
  Common Stock,    224,065       $7.25(1)      $1,624,471(1)       $492.26
 $.25 par value    shares
--------------------------------------------------------------------------------


(1)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low prices of the Registrant's common stock reported on The Nasdaq National Market System on December 3, 1996.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                 224,065 Shares

                           SYMETRICS INDUSTRIES, INC.

                                  Common Stock
                                ($.25 Par Value)


      This Prospectus relates to 224,065 shares (the "Shares") of common stock, $.25 par value ("Common Stock"), of Symetrics Industries, Inc., a Florida corporation (the "Company" or "Symetrics'), offered for the account of the selling shareholders named herein (the "Selling Shareholders"). The Shares may be offered and sold from time to time in transactions in the over-the-counter market, including ordinary brokers transactions and sales to one or more dealers for resale of such Shares as principals, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Selling Shareholders" and "Plan of Distribution." Symetrics will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders, but has agreed to bear certain of the expenses of registration of the Shares under federal and state securities laws and of any offering and sale hereunder, not including certain expenses such as fees, discounts or commissions of underwriters, dealers or agents.


      The Selling Shareholders, except Mr. Nichols, an executive officer of the Company, acquired an aggregate of 214,065 Shares offered hereby in connection with the acquisition by the Company of substantially all of the outstanding capital stock of American Digital Switching, Inc., a Florida corporation in April 1996. Mr. Nichols acquired 10,000 Shares offered hereby as an employee stock bonus for services rendered to the Company.


      The Selling Shareholders, and any broker-dealers, agents, or underwriters through whom the Shares are sold, may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to Shares offered by them, and any profits realized or commissions received by them may be deemed underwriting compensation.


      AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A CERTAIN DEGREE OF RISK. SEE "RISK FACTORS."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


      The Company's Common Stock is traded on The Nasdaq National Market System and is quoted under the symbol SYMT. On March 3, 1997, the last reported sale price of the Common Stock as reported by The Nasdaq National Market System was $9.75 per share.

                  The date of this Prospectus is March 7, 1997.

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE
                                                                           ----
    Available Information...................................................33

    Incorporation of Certain Documents by Reference.........................33

    The Company.............................................................44

    Risk Factors............................................................44

    Use of Proceeds.........................................................44

    Selling Shareholders....................................................44

    Plan of Distribution....................................................66

    Legal Matters...........................................................77

    Experts.................................................................77

    Description of Common Stock.............................................77

      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION
                              ---------------------

      The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission:
7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street., Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such web site is http://www.sec.gov.

      The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to the Company and the Shares, reference hereby is made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance that a copy of such contract or other document has been filed as an exhibit to the Registration Statement, reference is made to such copy with each such statement being qualified in all respects by such reference. The Registration Statement may be inspected without charge at the principal office of the Commission in Washington, D.C. and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
                 -----------------------------------------------

      As of any particular time, the following documents filed by Symetrics with the Commission (File No. 0-4025) are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996;

      (b) The Company's Form 8-K dated April 20, 1996, filed with the Commission on May 3, 1996, as amended by Form 8-K/A filed with the Commission on July 5, 1996;

      (c) The Company's Forms 8-K dated November 17, 1994, and January 5, 1995, as amended;

      (d) The Company's Form 10-Q's for the quarters ended June 30, 1996, September 30, 1996 and December 31, 1996; and

      (e) The Company's definitive proxy statement dated June 3, 1996, filed pursuant to Section 14 of the Exchange Act in connection with the 1996 annual meeting of shareholders and any definitive proxy statements so filed in connection with any subsequent meetings of shareholders.


      All reports and any definitive proxy or information statements or other information filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall constitute a part of this Prospectus as so modified or superseded.

      The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any of the information that has been incorporated by reference in this Prospectus (other than exhibits thereto not specifically incorporated by reference herein). Requests should be directed to Symetrics Industries, Inc., 1615 West Nasa Blvd., Melbourne, Florida 32901,
Attn.: Dudley E. Garner, Jr., President, telephone number (407) 254-1500.

                                   THE COMPANY
                                   -----------

      The Company designs and manufactures electronic systems, electronic system components and related computer software for the commercial market and the United States Government. Symetrics was incorporated in Florida in 1962. The Company's principal offices are located at 1615 West Nasa Blvd., Melbourne, Florida 32901, and its telephone number is (407) 254-1500.

                                  RISK FACTORS
                                  ------------

      1. DEPENDENCE ON THE COMPANY'S PRESIDENT. The loss of the services of Mr. Dudley E. Garner, Jr. as the Company's President, Chief Executive Officer, and Chairman of the Board of Directors could have a material adverse effect on the operations of the Company.


      2. DEPENDENCE ON UNITED STATES GOVERNMENT CONTRACTS. During the past fiscal year, approximately 87% of Symetrics' business was the manufacture and testing of electronic equipment and subassemblies under contracts with the United States Government. Most U.S. Government contracts provide for termination for convenience of the government or for default of the primary contractor. Although Symetrics has contracts with several governmental agencies on various programs, one of Symetrics' contracts with a United States government agency is expected to comprise as much as 50% of the Company's business volume for fiscal year 1997 and termination of this contract, for any reason, would have a material adverse affect on the Company. Although Symetrics could be affected by across the board cutbacks in the United States Government defense spending, the Company's principal products are for equipment already in government inventory and therefore are not as vulnerable to cutbacks as research and development contracts for new equipment.


      3. POTENTIAL DEPRESSIVE EFFECT OF SALE OF SHARES ON THE MARKET. The 224,065 Shares being offered hereby for the account of the Selling Shareholders equal approximately 14% of the 1,618,713 shares of the Company's Common Stock outstanding at February 14, 1997. Sale of the Shares offered hereby could have a depressive effect on the market price of the Company's Common Stock.

                                 USE OF PROCEEDS
                                 ---------------

      The Company will not receive any of the proceeds from the sale of the Shares offered by the Selling Shareholders pursuant to this Prospectus.

                              SELLING SHAREHOLDERS
                              --------------------

      The following table sets forth information regarding ownership of the Company's Common Stock by the Selling Shareholders as of the dates such information was provided to the Company. Since the dates such information was provided to the Company, such information may have changed. Except as otherwise indicated, the Selling Shareholders listed in the table have sole voting and investment powers with respect to the Shares indicated.

                                                                            Percent of
                                    Beneficial                   Ownership    Common
                                   Ownership of    Number of        of         Stock
                                   Common Stock      Shares   Stock After     After
   Name of Selling Shareholder    Prior to Sale     Offered    Offering      Offering
   ---------------------------    -------------     -------    --------      --------
Agri-Valley Communications, Inc.     22,222         22,222          -            -

Amery Telephone Company              22,222         22,222          -            -

Amtelecom Group, Inc.                 4,444          4,444          -            -

Calaveras Telephone                  15,555         15,555          -            -

Cozad Telephone                       2,222          2,222          -            -

Diller Telephone                      2,222          2,222          -            -

Eastern Nebraska Telephone Co.        2,222          2,222          -            -

The Glenwood Telephone                2,222          2,222          -            -
Membership Co.

Hemmingford Telephone Coop.           2,222          2,222          -            -

Mr. Roger Hoffman                     1,111          1,111          -            -

Ironton Telephone Company             6,666          6,666          -            -

Mr. Mike Jensen                      22,222         22,222          -            -

Lemonweir Valley Telephone Co.        2,222          2,222          -            -

Mr. Jim McConnell                    11,111         11,111          -            -

Mr. Mark McFarland                    1,111          1,111          -            -

Mid-State Telephone Co.               2,222          2,222          -            -

Minerva  Valley   Telephone  Co.,     2,222          2,222          -            -
Inc.

Mr. Richard E. Nichols               18,250 (1)     10,000      8,250 (1)        *

Mt. Rural Telephone Cooperative       2,222          2,222          -            -

Nebraska Central Telephone Co.        4,444          4,444          -            -

Nelson/Ball Ground Telephone          8,888          8,888          -            -

Palmerton Telephone Company          11,111         11,111          -            -

Pigeon Telephone Company             13,333         13,333          -            -

Rice Belt Telephone Company           4,444          4,444          -            -


                                                                           Percent of
                                                               Ownership     Common
                                    Beneficial                    of          Stock
                                   Ownership of    Number of    Common     Outstanding
                                   Common Stock      Shares   Stock After     After
   Name of Selling Shareholder    Prior to Sale     Offered    Offering      Offering
   ---------------------------    -------------     -------    --------      --------
Scott County Telephone Company        7,407          7,407         -           -

Sogetel Inc.                          2,222          2,222         -           -

Thacker-Grigsby Telephone Co.         2,222          2,222         -           -

Three Rivers Telephone Company        4,444          4,444         -           -

Union Telephone Company              28,888         28,888         -           -
______________________

*   Less than one percent.
(1) Includes 7,000 shares subject to presently exercisable stock options.

      The Selling Shareholders may sell up to all of the 224,065 Shares, or approximately 14% of the outstanding Common Stock of the Company at February 14, 1997, pursuant to this Prospectus in one or more transactions from time to time as described below under "Plan of Distribution."

      Of the 224,065 Shares being offered hereby, 214,065 Shares were acquired by the Selling Shareholders in connection with the acquisition by the Company in April 1996 of substantially all of the outstanding capital stock of American Digital Switching, Inc. ("ADS"), a Florida corporation. The acquisition was accomplished by the exchange of one share of Symetrics' Common Stock for every
4.5 shares of ADS common stock tendered (the "Exchange").

      Mr. Nichols, a vice president of the Company, acquired 10,000 Shares in May 1996 as an employee stock bonus for services rendered to the Company.

      Edwin H.  Eichler,  a director of the Company,  is  president  and general manager of Pigeon Telephone Company ("PTC") and president of Agri-Valley Communications, Inc. ("Agri-Valley"). PTC and Agri-Valley are Selling Shareholders. Mr. Eichler disclaims beneficial ownership of the shares owned by PTC and Agri-Valley.

      Michael D. Jensen, a director of the Company, is president and general manager of Amery Telephone Company ("Amery"). Mr. Jensen and Amery are Selling Shareholders. Mr. Jensen disclaims beneficial ownership of the shares held by Amery.

                              PLAN OF DISTRIBUTION
                              --------------------
      The Company has been advised by the Selling Shareholders that the Shares being offered hereby may be sold from time to time in transactions in the over-the-counter market, in privately negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The
Selling Shareholders may sell some or all of the Shares in transactions involving broker-dealers including, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. Broker-dealers participating in such transactions as agents may receive usual and customary brokerage commissions from the Selling Shareholders (and, if they act as the agent for the purchaser of the securities, from such purchaser), which commissions may be at negotiated rates where permissible. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

      The aggregate proceeds to the Selling Shareholders from the sale of the Shares offered hereby will be the purchase price of the Shares sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. The Selling Shareholder and any dealers or agents that participate in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of Shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

      To the extent required, the number of Shares to be sold, the names of the selling shareholders, purchase price, public offering price, the names of any such agent, dealer or underwriter and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying Prospectus Supplement.

      The Agreement relating to the Exchange (the "Exchange Agreement") provides that the Company shall maintain a "shelf" registration statement pursuant to rule 415 under the Securities Act covering the sale of the Shares effective and current for so long as the ADS Selling Shareholders reasonably believe that the proposed sale by the ADS Selling Shareholders or transferees, direct or indirect, from the ADS Selling Shareholders of the Shares will require registration under the Securities Act, prior to their public sale, provided, however, that in no event shall the Company maintain the registration statement effective and current for more than two years from April 20, 1996. Under the Exchange Agreement, the Company has agreed to bear certain expenses incurred in connection with the registration statement, including, without limitation, registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, but excluding sales commissions and underwriters' discounts relating to the Shares and fees and expenses of counsel to the holder thereof. Pursuant to the Exchange Agreement, the Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS
                                  -------------

      The legality of the Shares offered hereby will be passed upon for the Company by Grocock, Loftis & Abramson, a Partnership including Professional Associations, counsel to the Company.

                                     EXPERTS
                                     -------

      The financial statements incorporated in this Prospectus and Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 1996 with respect to the financial statements of Symetrics Industries, Inc., and from the Company's Current Report on Form 8-K/A filed on July 5, 1996, with respect to the consolidated financial statements of American Digital Switching, Inc. and Subsidiary, have been audited by Pricher and Company, independent certified public accountants, to the extent and for the periods indicated in their reports thereon. The financial statements audited by Pricher and Company have been so incorporated in reliance upon their reports given upon their authority as experts in accounting and auditing.

                           DESCRIPTION OF COMMON STOCK
                           ---------------------------

      The Company is authorized to issue 5,000,000 shares of Common Stock, par value $.25 per share. The issued and outstanding shares of Common Stock are, and the Shares being offered hereby by the Selling Shareholders will be, when sold and issued in accordance herewith, validly issued, fully paid and non-assessable. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine.

      All shares of Common Stock have equal voting rights and, when validly issued and outstanding, have one vote per share in all matters to be voted upon by the shareholders. Cumulative voting in the election of directors is not allowed, which means that the holders of more than 50% of the outstanding shares of Common Stock of the Company can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors.

      The Shares have no preemptive, subscription, conversion or redemption rights. Upon liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution to shareholders.

      The transfer agent and registrar for the Company's common stock is Chemical Mellon Shareholder Services.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
--------  -------------------------------------------


       Securities and Exchange Commission Registration Fee    $   492.26
       Legal Fees and Expenses                                $ 3,500.00
       Accountants' Fees                                      $   500.00
       Printing Expenses                                      $   300.00
       Miscellaneous                                          $   200.00
                                                              ----------
       Total Expenses                                         $ 4,992.26
                                                              ==========


      The foregoing items, except for the Securities and Exchange Commission Registration Fee, are estimated. Legal fees, accounting fees, printing and copying fees will be borne by the Company. The Selling Shareholders will be responsible for all commissions or underwriting discounts, and legal fees directly incurred by the Selling Shareholders in connection with the registration or sale of their Shares.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
--------  -----------------------------------------

      The Registrant generally is authorized by the Florida Business Corporation Act and the Company's Bylaws to indemnify its directors and officers against liabilities and expenses incurred by them in such capacities.

      Article IX of the Bylaws of the Registrant sets forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liabilities that they may incur while serving in such capacities. Such indemnification is authorized by Section 607.0850 of the Florida Business Corporation Act. These provisions generally provide that the directors and officers of the Registrant may be indemnified by the Registrant against expenses, including attorneys' fees and costs of appeal, judgments, fines, settlement, penalty and amounts incurred in connection with any action, suit or proceeding (including an appellate proceeding) to which a director or officer may be a party by reason of serving in such capacity, if such person has acted in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the best interests of the Registrant. With respect to any criminal action or proceeding, indemnification is permitted where a director or officer had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted in relation to matters where such director or officer may be finally adjudged to have been liable for negligence or willful misconduct or conscious disregard for the best interest of the Registrant in the performance of his duty to the Registrant, or in relation to a transaction in which the director or officer derived an improper personal benefit. Although advancement of expenses incurred in defending a proceeding is optional under 607.0850 of the Florida Business Corporation Act, the Bylaws of the Registrant provide that advancement of expenses in connection with an action, suit or proceeding is mandatory upon receipt of an agreement by or on behalf of such officer or director to repay such advanced expenses if he is ultimately found not to be entitled to indemnification by the Registrant.

      The Registrant maintains directors' and officers' liability insurance policies covering certain liabilities of persons serving as officers and directors and providing reimbursement to the Registrant for its indemnification of such persons.

      Florida Statutes, Section 607.0831 provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act by a director, regarding corporate management or policy, unless the director breached or failed to perform his duties as a director, and the director's breach of, or failure to perform these duties constitutes:
                                      II-1

      1. A violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful;

      2. A transaction from which the director derived an improper personal benefit, either directly or indirectly;

      3. A circumstance where the director is liable for voting or assenting to the declaration of a dividend or the repurchase of the corporation's shares or a distribution of assets to the shareholders of the corporation, where such payment of a dividend, purchase of shares or distribution of assets is in violation of Florida law or the articles of incorporation of the corporation;

      4. In a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or

      5. In a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

      For the purposes of the Statute, the term `recklessness" means the action, or omission to act, in conscious disregard of a risk: known, or so obvious that it should have been known to the director; or known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

ITEM 16.  EXHIBITS
--------  --------

Exhibit                                 Description
No.
----------   ------------------------------------------------------------------

2. Stock Purchase Agreement signed April 20, 1996 and effective as of April 1, 1996 by and among Symetrics Industries, Inc., American
             Digital  Switching,  Inc.,  and the Selling  Shareholders  named in
             Schedule 1 thereto (Incorporated by reference to the Company's Current Report on Form 8-K dated April 20, 1996, as amended).

4.1          Articles  of   Incorporation   of  Symetrics   Industries,   Inc.
             (incorporated by reference to the Company's Form 8-K dated June 27, 1985).

4.2 Articles of Amendment to Articles of Incorporation, dated September 1, 1987 (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31,
             1990).

4.3          Article  XI  of  the  Bylaws  of   Symetrics   Industries,   Inc.
             (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996).

5 Opinion of Grocock, Loftis & Abramson, a Partnership including Professional Associations.


24.1 Consent of Pricher and Company, Independent Certified Public Accountants (included in Part II of the Registration Statement).

24.2 Consent of Grocock, Loftis & Abramson, a Partnership including Professional Associations (included in its opinion filed as Exhibit 5 hereto).
                                      II-2

ITEM 17.  UNDERTAKINGS
--------  ------------

      (a)   The undersigned Registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

            2. That, for the purposes of determining liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

            3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 1, 1996, relating to the financial statements of Symetrics Industries, Inc., which appears on page 13 of the 1996 Annual Report to Shareholders of Symetrics Industries, Inc. for the year ended March 31, 1996. We also consent to the incorporation by reference of our report dated June 13, 1996, relating to the consolidated financial statements of American Digital Switching, Inc. and Subsidiary as of and for the three months ended March 31, 1996 which is included in the Current Report on Form 8-K/A of Symetrics Industries, Inc. filed on July 5, 1996 and to the reference to our firm under the caption "Experts" in the Prospectus.



Orlando, Florida                                     Pricher and Company
March 5, 1997

                                   SIGNATURES


      Pursuant to the requirements of this Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on the 5th day of March, 1997.


                                    SYMETRICS INDUSTRIES, INC.

                                    By:   Dudley E. Garner, Jr
                                       -----------------------------------
                                          Dudley E. Garner, Jr., Pre


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: March 5, 1996                    Dudley E. Garner, Jr.
     -------------------            ------------------------------------
                                    Dudley E. Garner,  Jr.,  Chairman of
                                    the  Board,  President,   and  Chief
                                    Executive     Officer     (Principal
                                    Executive   Officer  and   Principal
                                    Financial Officer)


Date: March 5, 1996                                *
     -------------------            ------------------------------------
                                    Jane J. Beach, Director


Date: March 5, 1996                                 *
     -------------------            -----------------------------------
                                    Earl J. Claire, Director


Date: March 5, 1996                                   *
     -------------------            -----------------------------------
                                    Michael E. Terry, Director


Date:
     -------------------            -----------------------------------
                                    Edwin H. Eichler, Director

Date:
     -------------------            -----------------------------------
                                    Michael D. Jensen, Director


Date: March 5, 1996                                     *
     -------------------            -----------------------------------
                                    W. Campbell McKegg, Vice President,
                                    Finance (Principal Accounting Officer)


*By:  Dudley E. Garner, Jr.
      ---------------------
      Dudley E. Garner, Jr.
      Attorney-in-Fact

                                      II-4